CALIFORNIA RESOURCES CORPORATION

Land Department
111 West Ocean Blvd., Suite 800
Long Beach, CA 90802

December 2, 2015

W. Shane Jones
Reef Oil & Gas Companies
1901 N. Central Expressway, Suite 300
Richardson, TX 75080

Re: Offer to Purchase Oil, Gas and Mineral Interest
Wilmington Oil Field, Long Beach Unit
- Reef Partners Income & Dev II
- Reef Income & Development III

Dear Mr. Jones,

Pursuant to your discussions with Bob Grundstrom, our VP of Planning and New Ventures, I am writing to you on behalf of California Resources Long Beach, Inc. ("CRC"). CRC is the operator of certain portions of the Wilmington Oil Field in Los Angeles County, California.

This letter constitutes CRC's offer to purchase the interests in the oil, gas and minerals and your Unit Participation in the Long Beach Unit of Reef Partners Income & Dev II Reef and Reef Income & Development III (collectively, "REEF"). CRC's offer is for the sum of $1,000,000.00 for REEF's 0.186253% interest in the Long Beach Unit. This offer is subject to verification of REEF's ownership interest and, if needed, obtaining a release of any mortgage, lien or other encumbrance on the interest and any title curative we may determine is appropriate to insure that REEF has clear title to the interest. This offer shall remain open for seven (7) days from the date of this letter after which time it will become null and void. CRC has the approvals, funding and resources available to complete this acquisition on or before December 31st, 2015 and is committed to working diligently to execute this transaction in a timely manner.

If this is acceptable, please sign and return the attached ACCEPTANCE OF OFFER TO PURCHASE form. CRC will provide our form Quitclaim Deed for your review at that time.

Respectfully,

Cambria Rivard

Cambria Rivard
Land Negotiator
California Resources Long Beach, Inc.

ACCEPTANCE OF OFFER TO PURCHASE I, Reef Partners Income & Dev II Reef and Reef Income & Development III, hereby accept and agree to sell to California Resources Long Beach. Inc., my 0.186253’ right. title, and interest in the Long Beach Unit, together with all oil, gas, and minerals lying within or that may he produced from said lands within the Long Beach Unit. The sales price is agreed to be $1,000,000.00. Name: Reef Income & Development Fund II and III, L.P. Signature: Printed Name: Michael J. Nauceli Phone Number: ###-## -#### E-mail: sjones@reefogc.com Address: 1901 N. Central Expressway, Ste. 300 Richardson, TX 75070 Please return form to: Cambria Rivard California Resources Long Beach. Inc. I I I W. Ocean Blvd. 8th Floor Long Beach, CA 90802 Cambria.Rivard@crc.com